     As filed with the Securities and Exchange Commission on July 16, 1997
     =====================================================================
                             Registration No. 333-
                             =====================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                               94-2944251
       (State of Incorporation)         (I.R.S. Employer Identification No.)

                             ----------------------


                                48761 KATO ROAD
                               FREMONT, CA 94538
                                (510) 661-5000

            (Address and telephone number of principal executive offices)

                             ----------------------


                             1993 STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN


                                  Mihir Parikh
                Chairman of the Board and Chief Executive Officer
                            Asyst Technologies, Inc.
                                48761 Kato Road
                               Fremont, CA 94538
                                 (510) 661-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                              James C. Kitch, Esq.
                           Cooley Godward Castro llp
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                 (415) 843-5000

                             ----------------------

                                                      Total Number of Pages:
                                                      Exhibit Index at Page:




                        CALCULATION OF REGISTRATION FEE

================================================================================

                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED         REGISTERED         SHARE (1)             PRICE (1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common Stock, Stock
 Options and Underlying
 Common Stock (no
 par value)                425,000       $14.56-$44.8125        $11,617,038              $3,520
=====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock on July 9, 1997 as reported on the Nasdaq National Market System. The offering price per share and aggregate offering price for outstanding stock options are based upon the exercise prices of such options. Certain shares under the Employee Stock Purchase Plan are unissued but the offering price per share for such shares has been determined pursuant to such plan and the offering price per share and the aggregate offering price for such shares reflects such determination. The following chart illustrates the calculation of the registration fee:

                                                                                                       AGGREGATE
                                                                             OFFERING PRICE PER        OFFERING
                  TITLE OF SHARES                         NUMBER OF SHARES          SHARE                PRICE
----------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock
 options                                                       283,053             $21.3175           $6,033,982
----------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock
 options                                                        16,947             $44.8125           $  759,437
----------------------------------------------------------------------------------------------------------------
Priced shares issuable pursuant to
 the Employee Stock Purchase Plan                               25,715             $  14.56           $  374,410
----------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the Employee Stock
 Purchase Plan                                                  99,285             $44.8125           $4,449,209
================================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 33-70100
              AND REGISTRATION STATEMENT ON FORM S-8 NO. 333-1438

     The contents of Registration Statement on Form S-8 No. 33-70100 filed with the Securities and Exchange Commission on October 8, 1993 and Registration Statement Form S-8 No. 333-1438 filed with the Securities and Exchange of Commission on February 17, 1996 are incorporated by reference herein.

                                    EXHIBITS


EXHIBIT
NUMBER
------

5.1       Opinion of Cooley Godward LLP

23.1      Consent of Arthur Andersen LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages

99.1*     1993 Stock Option Plan

99.2*     Employee Stock Purchase Plan

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-66184), filed with the Securities and Exchange Commission July 19, 1993, as amended and incorporated by reference herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on July 16, 1997.


                                    ASYST TECHNOLOGIES, INC.



                                    By: /S/MIHIR PARIKH
                                       ----------------
                                        Mihir Parikh
                                        Chairman of the Board and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mihir Parikh and Douglas McCutcheon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                             DATE


/S/MIHIR PARIKH              Chairman of the Board and         July 16, 1997
--------------------------   Chief Executive Officer
Mihir Parikh                 (Principal Executive Officer)

/S/DOUGLAS McCUTCHEON        Senior Vice President and         July 16, 1997
--------------------------   Chief Financial Officer
Douglas McCutcheon           (Principal Financial and
                             Accounting Officer)

/S/JAMES E. SPRINGGATE       Director                          July 15, 1997
--------------------------
James E. Springgate


/S/WALTER W. WILSON          Director                          July 16, 1997
--------------------------
Walter W. Wilson


                             Director                                 , 1997
--------------------------
Tsuyoshi Kawanishi


                             Director                                 , 1997
--------------------------
Ashok Sinha


/S/STANLEY GRUBEL            Director                          July 16, 1997
--------------------------
Stanley Grubel

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                      DESCRIPTION                                   SEQUENTIAL PAGE NUMBER
 5.1         Opinion of Cooley Godward LLP
23.1         Consent of Arthur Andersen LLP
23.2         Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement
24.1         Power of Attorney is contained on the signature pages
99.1*        1993 Stock Option Plan
99.2*        Employee Stock Purchase Plan

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-66184), filed with the Securities and Exchange
             Commission July 19, 1993, as amended and incorporated by reference herein.